SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2012:

Fund	Shareholder
GMO ALPHA ONLY FUND	ASSET ALLOCATION TRUST
GMO ALPHA ONLY FUND	GMO GLOBAL ASSET ALLOCATION FUND

GMO ALTERNATIVE ASSET OPP	GMO BENCHMARK-FREE FUND
GMO ALTERNATIVE ASSET OPP	GMO GLOBAL ASSET ALLOCATION FUND
GMO ALTERNATIVE ASSET OPP	GMO BENCHMARK FREE ALLOCATION FUND

GMO ASSET ALLOCATION BOND FUND	TEACHERS' RETIREMENT SYSTEM OF THE CITY OF NEW YORK

GMO BENCHMARK FREE ALLOCATION FUND	WELLS FARGO FUNDS MANAGEMENT

GMO CORE PLUS BOND FUND	THE NORTHERN TRUST COMPANY AS TRUSTEE

GMO CURR HEDGED INT EQUITY	GMO BENCHMARK-FREE FUND

GMO CURR HEDGED INTL BOND	TEACHERS' RETIREMENT SYSTEM OF THE

GMO Debt Opportunities Fund	ASSET ALLOCATION TRUST

GMO DEVELOPED WORLD STOCK	THE DOW RETIREMENT GROUP TRUST

GMO DOMESTIC BOND FUND	ASSET ALLOCATION TRUST

GMO EMERGING COUNTRIES	TRUST COMPANY OF ILLINOIS

GMO FOREIGN FUND	NEBRASKA INVESTMENT COUNCIL

GMO GLOBAL BOND FUND	MARS PENSION TRUSTEES LTD

GMO GLOBAL FOCUSED EQUITY FUND	BENJAMIN L INKER
GMO GLOBAL FOCUSED EQUITY FUND	R JEREMY GRANTHAM

GMO IMPLEMENTATION FUND	GMO BENCHMARK FREE ALLOCATION FUND

GMO INFLATION INDEXED PLUS	MAYO FOUNDATION RETIREMENT TRUST

GMO INTERNATIONAL BOND	UNIVERSITY OF SOUTHERN CALIFORNIA

GMO INTL GROWTH EQUITY FUND	GMO CURRENCY HEDGED

GMO INTL INTRINSIC VALUE	GMO CURRENCY HEDGED

GMO REAL ESTATE FUND	MAC & CO
BATTERYMARCH TRUST

GMO RESOURCES FUND	R JEREMY GRANTHAM
GMO RESOURCES FUND	MAC & CO

GMO SHORT-DURATION COLLATERAL FUND	GMO STRATEGIC FIXED INCOME FUND

GMO SHORT DURATION COLLATERAL SHARE	WILLIAM L NEMEREVER
GMO SHORT DURATION COLLATERAL SHARE	THOMAS F. COOPER

GMO SPECIAL PURPOSE HOLDING FD	VERIB NYXF1776322

GMO SPECIAL SITUATIONS FD	ASSET ALLOCATION TRUST

GMO STRATEGIC FIXED INCOME	ASSET ALLOCATION TRUST

GMO STRATEGIC OPPS ALLOC FD	SOUTH CAROLINA RETIREMENT SYSTEM

GMO TAIWAN FUND	STATE OF CONNECTICUT RETIREMENT
GMO TAIWAN FUND	PENSION RESERVES INVESTMENT TRUST

GMO US CORE EQUITY FUND	GMO ALPHA ONLY FUND
GMO US CORE EQUITY FUND	NRECA

GMO US EQUITY ALLOCATION	THE BOARD OF TRUSTEES OF THE UNIVERSITY

GMO US FLEXIBLE EQUITIES Fund	ASSET ALLOCATION TRUST

GMO US GROWTH FUND	QUALITY VISION INTERNATIONAL INC
GMO US GROWTH FUND	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFITS OF OUR CUSTOMERS-NTF

GMO US INTRINSIC VALUE	HOPKE PARTNERSHIP

GMO US SMALL/MID CAP FUND	MAC & CO

GMO US TREASURY FUND	GMO SPECIAL SITUATIONS FUND

GMO WORLD OPPORTUNITY OVERLAY	GMO STRATEGIC FIXED INCOME FUND

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period February 29, 2012 through August 31, 2012:

Fund	Shareholder

GMO ALPHA ONLY FUND	GMO BENCHMARK-FREE FUND
GMO ASSET ALLOCATION BOND FUND	MAC & CO A/C NYXF1776932
GMO CURR HEDGED INT EQUITY	ASSET ALLOCATION TRUST
GMO Debt Opportunities Fund	GMO BENCHMARK-FREE FUND
GMO EMERGING DOMESTIC OPPORTUNITIES	NATIONAL NOMINEES LIMITED ANF SUNSUPER
GMO RESOURCES FUND	THOMAS R HANCOCK
GMO SHORT-DURATION INVESTMENT FUND	GMO GLOBAL BALANCED ASSET ALLOCATION FND
GMO US TREASURY FUND	GMO STRATEGIC FIXED INCOME FUND